SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 20, 2010
Date of Report
(Date of Earliest Event Reported)

SONOSITE, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904
(Address of Principal Executive Offices)   (Zip Code)

(425) 951-1200
(Registrant's Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.02	Departure of Directors or Certain Officers.

Following the 2010 Annual Meeting of Shareholders, on April 20, 2010, Jacques Souquet, Ph.D. retired from the Board of Directors of SonSite, Inc. (the "Company").  Dr. Souquet did not stand for re-election this year.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of the Company was held on April 20, 2010, at which three proposals were submitted to the Company's shareholders. The proposals are described in detail in the Company's proxy statement filed with the Securities and Exchange Commission on March 30, 2010. The final results for the votes regarding the proposals are set forth below.

1. Elect nine directors to the Company's board of directors to serve until the 2011 annual meeting of shareholders:

Name	For	Withheld
Kirby L. Cramer	11,341,669	414,159
Carmen L. Diersen	11,721,064	34,764
Steven R. Goldstein, M.D.	11,547,372	208,456
Kevin M. Goodwin	11,454,032	301,796
Paul V. Haack	11,720,805	35,023
Robert G. Hauser, M.D.	11,495,482	260,346
Rodney F. Hochman, M.D.	11,719,836	35,992
Richard O. Martin, Ph.D.	11,709,737	46,091
William G. Parzybok, Jr.	11,557,597	198,231

2. Ratify the appointment of KPMG, LLC as the Company's independent registered public accounting firm for the year ending December 31, 2010:

For	Against	Abstain	Broker Non-Votes
13,408,406	316,639	16,662	-

3. Amend and restate the Company's Restated Articles of Incorporation:

For	Against	Abstain	Broker Non-Votes
13,663,419	46,932	31,356	-

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	SonoSite, Inc. Amended and Restated Articles of Incorporation

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, SonoSite, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Dated:	April 23, 2010	By:	/s/ MICHAEL J. SCHUH

Michael J. Schuh Chief Financial Officer

EXHIBIT INDEX

ExhibitNumber	Description
10.1	SonoSite, Inc. Amended and Restated Articles of Incorporation